EXHIBIT 23.2



                           CONSENT OF BDO SEIDMAN, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Electroglas, Inc
San Jose, California



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan of
Electroglas, Inc. of our reports dated August 25, 2006 relating to the consolidated financial statements of Electroglas, Inc. as of May 31, 2006 and 2005, and for the year and five month periods then ended and the effectiveness of internal control over financial reporting of Electroglas, Inc. as of May 31, 2006, appearing in the Company's Annual Report on Form 10-K.




San Jose, California
November 13, 2006